SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
________________________________

Date of Report (Date of earliest event reported) July 26, 2005

REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 State Street, Beloit, Wisconsin	53511
	(Address of principal executive offices)	(Zip Code)

(608) 364-8800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 26, 2005, REGAL-BELOIT Corporation (the “Company”) issued a press release disclosing the second quarter 2005 financial results of the Company, highlighted by a 100% increase in the second quarter earnings per share. A copy of the Company’s press release is attached as Exhibit 99 to this Current Report on Form 8-K (this “Current Report”).

Item 9.01. Financial Statement and Exhibits.

a) Not applicable.

b) Not applicable.

c) Exhibits. The following exhibit is being filed herewith.

(99) Press Release of REGAL-BELOIT Corporation dated July 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION

By: /s/ David A. Barta

David A. Barta

Vice President, Chief Financial Officer

Dated: July 26, 2005

Exhibit 99

REGAL-BELOIT SECOND QUARTER EARNINGS PER SHARE DOUBLES

Net Income Increases 142%

July 26, 2005 (Beloit, WI): REGAL-BELOIT CORPORATION (NYSE:RBC) today announced its second quarter 2005 financial results.

Net income in the second quarter of 2005 was $18.4 million, a 141.8% increase from $7.6 million reported in the second quarter of 2004. For the first six months of 2005, net income increased 112.1% to $30.7 million from $14.5 for the same period of 2004. Earnings per share were $.62 and $1.03 for the second quarter and first half of 2005, respectively, increases of 100% and 77.6% from $.31 and $.58 in the comparable periods in 2004.

Second quarter net sales increased 107.5% to $368.8 million from $177.7 million reported in the second quarter of 2004. Sales attributable to the Commercial AC motor and HVAC motor and capacitor acquisitions of 2004 were $177.5 million in the quarter. Second quarter sales in the Electrical segment increased 150.7% including the sales attributable to the acquired businesses. Approximately 93% of the sales increase is attributable to sales from the acquired businesses. Sales in the Mechanical segment, which reflect the impact of the sale of the Illinois Gear business in May 2005, increased .8%. Six months sales of the Company of $706.6 million reflect an increase of 107.4% as compared to the $340.7 million reported for the same period in 2004. Sales attributable to the acquisitions for this period were $332.6 million.

Income from operations increased 152.7% to $35.8 million from $14.2 million reported for the second quarter of 2004. For the first six months of 2005, income from operations was $61.7 million as compared to $26.7 million for the same period of 2004. The gross profit for the second quarter of 2005 was 21.6%, as compared to the 23.0% reported in the second quarter last year and the 20.3% reported in the first quarter of 2005. Our price increases and productivity improvements were offset by the impact of continued raw material inflation. However, our efforts to obtain additional pricing and productivity improvements continue to gain traction.

The Company’s long-term debt decreased to $536.9 million at the end of the second quarter of 2005 from $563.6 million at the end of the first quarter of 2005.

“We continue to be extremely pleased with our financial performance and the progress on our strategic initiatives,” said Henry W. Knueppel, President and CEO. “Despite continued cost pressures from raw materials and the cooler weather that impacted sales into the HVAC channel, we delivered strong sales and income results. Our legacy Electrical businesses reported strong revenue growth and we continue to see strong results from the acquisitions.”

“Earnings for the third quarter, which reflect the seasonal pattern of our business, are projected to be in a range of $.52- $.56 per share using the second quarter’s average diluted shares,” Knueppel added. “Reflected in this guidance is our belief that we will continue to see strong performances from our legacy businesses and results from the acquisitions that are in line with the previously announced guidance.”

REGAL-BELOIT will be holding a telephone conference call pertaining to this news release at 9:00 AM CDT (10:00 AM EDT) on Tuesday, July 26, 2005. Interested parties should call 866-297-6315, referencing the REGAL-BELOIT conference call, access code 12302867. A replay of the call will be available through August 5, 2005 at 877-213-9653, access code 12302867.

REGAL-BELOIT CORPORATION is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout North America, and in Mexico, Europe and Asia.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: unexpected issues and costs arising from the integration of acquired companies and businesses, such as our recent acquisitions of the HVAC motors and capacitors businesses and the Commercial AC motors business from General Electric Company; marketplace acceptance of our recent acquisitions, including the loss of, or a decline in business from, any significant customers; unanticipated fluctuations in commodity prices and raw material costs and issues affecting our ability to pass increased costs on to our customers; cyclical downturns affecting the markets for capital goods; substantial increases in interest rates that impact the cost of our outstanding debt; the impact of capital market transactions that the Company may effect; unanticipated costs associated with litigation matters; the success of our management in increasing sales and maintaining or improving the operating margins of our businesses; actions taken by our competitors; difficulties in staffing and managing foreign operations; our ability to satisfy various covenant requirements under our credit facility; and other risks and uncertainties described from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

Corporate Offices

200 State Street – Beloit, WI 53511

608-364-8808 – Fax 608-364-8818

www.regal-beloit.com

For additional information, please contact:

REGAL-BELOIT CORPORATION

Financial: David Barta

Chief Financial Officer

Telephone: 608-364-8808, X106

dbarta@regal-beloit.com

Financial: Kenneth F. Kaplan

Secretary & Treasurer

Telephone: 608-364-8808, X104

kkaplan@regal-beloit.com

STATEMENT OF INCOME		(Unaudited)
In Thousands of Dollars	Three Months Ended,		Six Months Ended
	June 29, June 29,		June 29, June 29,
	2005	2004	2005	2004
Net Sales	$368,768	177,652	706,591	340,736
Cost of Sales	288,950	136,811	558,329	261,708
Gross Profit	79,818	40,841	148,262	79,028
Operating Expenses	44,007	26,667	86,586	52,322
Income From Operations	35,811	14,174	61,676	26,706
Interest Expense	5,894	1,509	11,348	2,836
Interest Income	28	29	76	32
Income Before Income Taxes & Minority Interest	29,945	12,694	50,404	23,902
Provision For Income Taxes	10,996	4,558	18,638	8,594
Income Before Minority Interest	18,949	8,136	31,766	15,308
Minority Interest in Income, Net of Tax	504	507	1,035	819
Net Income	$ 18,445	$ 7,629	30,731	14,489
Per Share of Common Stock:
Earnings Per Share - Basic	$ .63	$ .31	1.06	.59
Earnings Per Share-Assuming Dilution	$ .62	$ .31	1.03	.58
Cash Dividends Declared	$ .13	$ .12	.25	.24
Average Number of Shares Outstanding-Basic	29,064,518	24,450,391	29,049,209	24,744,342
Average Number of Shares-Assuming Dilution	29,720,400	24,677,155	29,982,397	24,977,674

CONDENSED BALANCE SHEETS
In Thousands of Dollars
	(Unaudited)	(Audited)
Assets	June 29, 2005	December 31, 2004
Current Assets:
Cash and Cash Equivalents	$ 29,066	$ 31,275
Receivables, less reserves of $2,742 in 2005 and $2,376 in 2004	200,178	176,941
Inventories	234,642	246,816
Other Current Assets	34,697	19,887
Total Current Assets	498,583	474,919
Net Property, Plant and Equipment	249,872	253,673
Goodwill	554,038	544,440
Purchased Intangible Assets, Net	48,866	52,058
Other Noncurrent Assets	23,924	26,962
Total Assets	$1,375,283	$1,352,052
Liabilities and Shareholders’ Investment
Current Liabilities	$ 199,447	$ 195,209
Long-Term Debt	536,895	547,350
Other Noncurrent Liabilities	73,669	71,314
Shareholders’ Investment	565,272	538,179
Total Liabilities and Shareholders’ Investment	$1,375,283	$1,352,052

NOTES TO FINANCIAL STATEMENT

  1. Certain footnotes and other information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from these statements, and therefore these statements should be read in conjunction with the Company’s 2004 Annual Report and Securities and Exchange Commission filings.

  2. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the year. Certain items, such as income taxes, LIFO charges, and various other accruals, are included in these statements based on estimates for the entire year.

SEGMENT INFORMATION

In Thousands of Dollars

	(Unaudited)
	Mechanical Segment				Electrical Segment
	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	June 29, June 29,		June 29, June 29,		June 29, June 29,		June 29, June 29,
	2005	2004	2005	2004	2005	2004	2005	2004
Net Sales	$51,546	$51,142	$100,147	$98,040	$317,222	$126,510	$606,444	$242,696

Income From Operations	$3,139	$3,889	$5,876	$6,634	$32,672	$10,285	$55,800	$20,072